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                                                                      Exhibit 5

[LOGO OF GENWORTH FINANCIAL]                            Genworth Life & Annuity

                                                        6610 West Broad Street
                                                        Richmond, VA 23230

March 21, 2007

Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re: Genworth Life and Annuity Insurance Company
    Genworth Life & Annuity MVA Separate Account
    Post-Effective Amendment No. 7 to Form S-1
    Registration Statement Under the Securities Act of 1933
    SEC File No. 333-69786

Ladies and Gentlemen:

I have served as Counsel to Genworth Life and Annuity Insurance Company (the "Company") and its Genworth Life & Annuity MVA Separate Account (the "Separate Account") in connection with the registration of Guaranteed Fixed Annuity Contracts (the "Contracts") being filed on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933. I have examined Post-Effective Amendment No. 7 to Form S-1, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

    1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Contracts;

    2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia; and

    3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the Contract, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

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Genworth Life and Annuity Insurance Company
March 21, 2007
Page 2

I express no opinion herein other than as to the laws and regulations of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form S-1 for the Contracts on behalf of the Company.

Sincerely,

/s/ Heather Harker
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Heather Harker
Vice President and Associate General Counsel